Exhibit 99.(l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 13, 2015

Center Coast MLP & Infrastructure Fund

1600 Smith Street

Suite 3800

Houston, Texas 77002

Re:                             Center Coast MLP & Infrastructure Fund —

Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Center Coast MLP & Infrastructure Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 filed on December 8, 2014 by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (the “1940 Act”), as proposed to be amended by pre-effective Amendment No. 1 thereto to be filed on the date hereof by the Trust with the Commission.  The Registration Statement (as hereinafter defined) relates to the issuance and sale by the Trust from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules and Regulations”) of an indeterminate amount of securities of the Trust, not to exceed $125,000,000 maximum aggregate offering price, consisting of: (i) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) and (ii) subscription rights to purchase Common Shares (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Common Share Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Trust and subscription agents to be named (each, a “Subscription Agent”).  The Common Shares and Subscription Rights are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)                                     the notification of registration on Form N-8A (File No. 811-22843) of the Trust filed with the Commission under the 1940 Act on May 10, 2013;

(ii)                                  the registration statement on Form N-2 (File Nos. 333-200802 and 811-22843) of the Trust relating to the Securities filed with the Commission on December 8, 2014 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 under the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), and as proposed to be amended by Pre-Effective Amendment No. 1 on the date hereof (such registration statement, as so proposed to be amended, being hereinafter referred to as the “Registration Statement”);

(iii)                               an executed copy of a certificate of Rachel Hollowell, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”)

(iv)                              a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of February 12, 2015 and certified pursuant to the Secretary’s Certificate;

(iv)                              a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 14, 2013 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(v)                                 a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(vi)                              copies of certain resolutions adopted by unanimous written consent of the Board of Trustees of the Trust (the “ Board of Trustees”) on November 24, 2014, relating to the registration of the Common Shares and related matters, certified pursuant to the Secretary’s Certificate; and

(vii)                           a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Trust of, and the performance of its obligations under, the Securities, will not, violate, conflict with, constitute a default under or require (i) any agreement or instrument to which the Trust is subject, (ii) any law, rule or regulation to which the Trust is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We do not express any opinion as to the laws of any jurisdiction other than the DSTA and he laws of the State of Delaware.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any Common Shares to be offered by the Trust pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the Securities Act Rules and Regulations; (iii) if the Offered Common Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at-the-market” offering or other offering with underwriters or agents, the underwriting agreement, sales agent agreement or other agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Trust and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Trust have taken all necessary statutory trust action to approve the issuance and sale of the Offered Common Shares, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Declaration of Trust and the By-Laws so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-Laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust; and (vi) the Offered Common Shares have been registered in the share registry of the Trust and delivered upon payment in full of the consideration payable with respect to the Offered Common Shares as determined by the Board of Trustees in accordance with applicable law, at a price per share not less than the per share par value of the

Common Shares and as contemplated by any applicable underwriting agreement, sales agent agreement or other agreement, the Offered Common Shares will be duly authorized by all requisite statutory trust action on the part of the Trust and validly issued and fully paid and under the DSTA the purchasers of the Shares will have no obligation to make further payments for the purchase of Shares or contributions to the Trust solely by reason of their ownership of Shares except for their obligation to repay any funds wrongfully distributed to them.

2.                                      With respect to any Subscription Rights to be offered by the Trust pursuant to the Registration Statement (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the Securities Act Rules and Regulations; (iii) if the Offered Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering or other offering with underwriters or agents, the underwriting agreement or other agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Trust and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Trust have taken all necessary statutory trust action to approve the issuance, sale and terms of the Offered Subscription Rights, the Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement, Subscription Rights Certificate, the Declaration of Trust and the By-laws, so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust and the applicable Subscription Agent; (vi) the Common Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Trust; (vii) the Subscription Rights Certificates have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Subscription Rights Agreement; and (viii) the Subscription Rights Certificate is filed in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms under the laws of the State of Delaware, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” and “General Information — Counsel and Independent Registered Public Accounting Firm” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP